Item 77H - Deutsche Variable Series II
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person owns more
than 25% of the series based on the records of the
series as of April 2, 2015.
As of April 2, 2014:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Large Cap
Value VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING LL-
2W
GREENVILLE SC
29602-9097
54.65%
Deutsche
Large Cap
Value VIP
ALLMERICA LIFE
SVSII
ATTN PRODUCT
VALUATION
TOPEKA KS 66636-
1000
25.32%

As of April 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Large Cap
Value VIP
ZALICO
DESTINATIONS
FARMERS SVSII
ATTN INVESTMENT
ACCOUNTING LL-
2W
GREENVILLE SC
29602-9097
54.96%